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                                                                   EXHIBIT 10.25

                        PREMIER PURCHASING PARTNERS, L.P.
                AMENDMENT NUMBER 1 TO GROUP PURCHASING AGREEMENT
                              CONTRACT #: PP-MS-045

              PRODUCT/SERVICES CATEGORY: IMPLANTABLE/INFUSION PORTS

  (ADDITION OF PRODUCTS, REVISION TO GUARANTEE OF DELIVERY, EXTENSION OF TERM)

         This Amendment Number 1 ("Amendment"), is entered into effective March 1, 1999 (the "Effective Date"), and shall amend and modify the Group Purchasing Agreement (Contract #: PP-MS-045) by and between Premier Purchasing Partners, LP ("Purchasing Partners"), and Horizon Medical Products, Inc. ("Seller"), dated effective March 9, 1998 (the "Agreement"), as follows:

         1. Addition of Products. The Agreement is hereby amended effective as of the Effective Date to add the Products set forth in Exhibit A hereto. The price of such Products and other pertinent information concerning such Products is also set forth in Exhibit A hereto.

         2. Revision of Guarantee of Delivery. Section 6.5 (Guarantee of Delivery) of the Agreement is hereby amended to read that the Guaranteed Delivery Time Period is seven (7) days for the Products set forth in Exhibit A hereto.

         3. Extension of Term. The Agreement is hereby amended effective as of the Effective Date to extend the term of the agreement through February 28, 2004.

         4. Other Terms and Conditions. All other terms and conditions of the Agreement shall remain in full force and effect.

         This Agreement is hereby executed as of the Effective Date by the parties authorized representatives set forth below.


PREMIER PURCHASING PARTNERS, LP.            HORIZON MEDICAL PRODUCTS, INC.
("Purchasing Partners")                       ("Seller")
   By: PREMIER PLANS, INC.,
       Its General Partner

       By:      /s/ LYNN DETLOR             By:      /s/ FRANK DEBARTOLA
          -----------------------------        -------------------------------

       Printed Name:    Lynn Detlor         Printed Name:   Frank DeBartola
                    -------------------                  ---------------------

       Title:      President P.P.           Title:    V. P. Business Dev.
             --------------------------           ----------------------------

       By:     /s/ JAMES M. GARVEY
          ----------------------------

       Printed Name: James M. Garvey
                    ------------------

       Title:     Chief Operating Officer
             ------------------------------

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                                    EXHIBIT A

Price Protection: Pricing for the products set forth in this Exhibit A will remain firm throughout the term of the Agreement. In the event of any industry-wide price decrease for any Product during the term of the Agreement, Seller will reduce the price of that Product as set forth in this Exhibit A by the same percentage reduction as such industry-wide price decrease.

Any request for a price increase must be in writing, accompanied by justification for the increase, and must be transmitted by Seller to Purchasing Partners at least ninety (90) days prior to the relevant anniversary of the effective date of this Amendment. Justification for a price increase must include information such as general market indices indicating increases in raw materials, labor costs, or other relevant factors. If the price increase request is not received by Purchasing Partners at least ninety (90) days prior to the relevant anniversary of the effective date of this Amendment, the pricing will be held firm for the subsequent twelve month period. A committee composed of Premier Member Materials Executives shall decide upon the Seller's request and shall transmit its decision to Seller in writing. If accepted, price increases would become effective on the relevant anniversary of the effective date of this Amendment.

Commitment Requirements: Pricing for the Products set forth in this Exhibit A is available to all Participating Members.